Exhibit 99

Jerome B. Van Orman, Jr. Vice President - Finance & October 19, 2004 CFO - NA Auto Operations Hamilton, Bermuda GIL Management Meeting Directors & Officers Underwriters Seminar UPDATE

Safe Harbor In the presentation that follows and in related comments by management of GM, our use of the words "expect", "anticipate", "estimate", "forecast", "objective", "plan", "goal", "project", "priorities/targets", and similar expressions is intended to identify forward- looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described below and other factors that may be described in subsequent reports which GM may file with the SEC on Form 10-Q and filed or furnished on Form 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of and price increase for fuel, labor strikes or work stoppages, market acceptance of the Corporation's new products; significant changes in the competitive environment; changes in the laws, regulations and tax rates; and, the ability of the Corporation to achieve reductions in cost and employment levels, to realize production efficiencies, and to implement capital expenditures, all at the levels and times planned by management.

Mission Assist in marketing of GM vehicles by providing financial products and services to dealers and their customers Provide GM with a superior return on investment on GMAC's auto financing activities as well as diversification from expansion into non-auto financing activities

Lines of Business Financing Indirect lender to automotive retail and lease customers Inventory financing to automotive dealers Real estate and working capital loans to dealers Full-service leasing Asset-based lending Insurance Extended warranty contracts Personal auto insurance Commercial insurance for dealers Reinsurance

Lines of Business (Cont.) Mortgage Residential and commercial mortgages Relocation and real estate services Securitization of mortgages

Global Customer Base 8.6 million retail automotive accounts 9,500 automotive dealer relationships 2.6 million mortgage customers 6.7 million insurance policy holders

Year-End Serviced Assets

Consolidated Earnings

Return on Equity

Earnings

Key Issues for Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Interest Rate Environment Interest rates have increased and are anticipated to trend higher Will constrain net interest margins Will lead to decline in mortgage volume Nevertheless, GMAC is expected to continue to generate strong returns through 2004 and beyond

Interest Rate Environment Mitigating Factors Finance and Insurance Significant floating rate debt swapped into fixed rate during 2003 at attractive rates Insurance underwriting and investment income are likely to remain strong in rising rate environment Mortgage Mortgage servicing asset generally increases in value, favorably impacting earnings, as interest rates rise Growing fee-based income is not sensitive to rate hikes Significant net interest income to be recognized in 2004-2005 from prior years' secured financing activity, irrespective of interest rates

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

U.S. Residential Mortgage Industry Volume Source: Fannie Mae/Freddie Mac estimates

Changing Mortgage Environment Mortgage Group profitability projected to decline but disproportionately less than industry volume downturn Increase in Residential and RFC market share partially offsetting decline in industry volume Mortgage servicing asset will appreciate in rising interest rate environment Modest year-to-date rate increase has driven an increase in asset value More improvement expected as rates continue to rise Fee-based mortgage businesses are growth areas that are far less sensitive to mortgage volume Asset management and private label servicing operations are expanding client base and improving client penetration

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

U.S. SmartLease Book Gain per Unit

U.S. SmartLease Terminations Outlook

Off-Lease Performance Fundamentals are improving and sustainable Terminations decreasing to a reasonable range Remarketing efficiencies growing SmartAuction is leading-edge internet technology Enables GMAC to remarket off-lease vehicles faster Result is cost savings and fee income Recently sold one-millionth vehicle

SmartAuction -- Background GMAC's proprietary internet-based auction system established in 2000 to remarket off-lease and GM rental and company vehicles Enables GMAC to: Maximize sales proceeds by broadening number of prospective buyers and selling vehicles sooner Reduce expenses by: Eliminating transportation of vehicles to auction sites Eliminating reconditioning and repair expense by selling vehicle "as is" Shortening time to remarket vehicles by approximately 45 days In 2004, sold over 40% of off-lease vehicles through SmartAuction

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Total Retail and SmartLease Losses As % Of Average Serviced Receivables % U.S. Auto Asset Quality

U.S. Auto New and Used Retail Loans Severity of Loss Average Gross Loss per Unit with a Loss

% of Units Outstanding U.S. Auto New and Used Retail Loans Frequency of Loss

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Balance Sheet Strength Avg. Funding* To Equity (:1) 10.7 11.0 11.8 10.9 10.4 10.2 10.4 9.6 * Funding represents debt net of cash and adjusted for certain securitization transactions

Growing Cash Balances Strong liquidity to support short-term needs

Diversified Funding Strategy Grow access to institutional and retail bond markets in the U.S. and globally Diversified secured funding programs Public asset-backed securitizations in global markets Bank conduit asset-backed securitizations Sale of whole loans to financial / retail institutions Lease securitizations Funding through GMAC-owned banks (3 Mortgage/1 North American Auto) Enhanced liquidity position Extended debt maturities Large cash cushion Large unused credit line capacity

Diversification of Funding Sources U.S. Term Funding Program 2003 2004 9 Mos Funding completed $47B $35B Funding Sources: Institutional 30% 35% Retail 18% 18% Securitization 52% 47% Total 100% 100%

U.S. Liquidity Position Short-Term vs. Long-Term Funding Short-term as % of Total 36% 40% 33% 35% 13% 9% 10%

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Underwriting Income Sustainable underwriting performance Multi-year focus on fundamental underwriting and pricing discipline across all business lines Increasing share Cost reductions and improved efficiency Improved loss performance, particularly in extended automotive warranty product line

Summary In 2004, target net income expected to be in line with 2003 record earnings Financing Net margin pressure offset by improved credit losses and off-lease vehicle performance Insurance Strengthened underwriting performance Mortgage Market share gains and focus on servicing/fee based income